As filed with the Securities and Exchange Commission on July 9, 2003
                                                      Registration No. 333-52022
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   -----------

                          Oil Service HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

           Delaware                            6211                          13-5674085
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer Identification
incorporation or organization)      Classification Code Number)                Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   -----------

                                   Copies to:

      Judith Witterschein, Esq.                 Andrew B. Janszky, Esq.
         Corporate Secretary                    Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith             599 Lexington Avenue
            Incorporated                        New York, New York 10022
          250 Vesey Street                           (212) 848-4000
      New York, New York 10281
           (212) 449-1000
 (Name, address, including zip code,
and telephone number, including area
     code, of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
================================================================================

PROSPECTUS


                           [HOLDRS OIL SERVICE logo]



                        1,000,000,000 Depositary Receipts
                           Oil Service HOLDRS(SM)Trust

         The Oil Service HOLDRS(SM)Trust issues Depositary Receipts called Oil Service HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Oil Service HOLDRS in a round-lot amount of 100 Oil Service HOLDRS or round-lot multiples. Oil Service HOLDRS are separate from the underlying deposited common stocks that are represented by the Oil Service HOLDRS. For a list of the names and the number of shares of the companies that make up an Oil Service HOLDR, see "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS" starting on page 10. The Oil Service HOLDRS trust will issue Oil Service HOLDRS on a continuous basis.

         Investing in Oil Service HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         Oil Service HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Oil Service HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol "HHH." On July 1, 2003 the last reported sale price of the Oil Service HOLDRS on the American Stock Exchange was $59.52.
                                   -----------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   -----------

                 The date of this prospectus is July 7, 2003.

    "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                           Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Oil Service HOLDRS..............................................10
The Trust.....................................................................20
Description of Oil Service HOLDRS.............................................20
Description of the Underlying Securities......................................21
Description of the Depositary Trust Agreement.................................23
United States Federal Income Tax Consequences.................................27
Erisa Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31



         This prospectus contains information you should consider when making your investment decision. With respect to information about Oil Service HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Oil Service HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

                                     SUMMARY

         The Oil Service HOLDRS trust was formed under the depositary trust agreement, dated as of February 6, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, provided drilling, well-site management and related products and services for the oil service industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." This group of common stocks, and the securities of any company that may be added to the Oil Service HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Oil Service HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Oil Service HOLDRS are separate from the underlying common stocks that are represented by the Oil Service HOLDRS. On July 1, 2003, there were 8,480,600 Oil Service HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Oil Service HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Oil Service HOLDRS, including the risks associated with a concentrated investment in oil service companies.

General Risk Factors

         o Loss of investment. Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

         o Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Oil Service HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the oil service industry. At the time of the initial offering, the companies included in the Oil Service HOLDRS were generally considered to be involved in various aspects of the oil service industry. However, the market price of the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally. If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value, even if the common stock prices of the companies in the oil service industry generally increase in value. In addition, since the time of the initial offering, the companies included in Oil Service HOLDRS may not be involved in the oil service industry. In this case, the Oil Service HOLDRS may not consist of securities issued only by companies involved in the oil service industry.

         o Not necessarily comprised of solely oil service companies. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS. The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil services industry. Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Oil Service HOLDRS, and yet not be involved in the oil service industry. In addition, the GICS sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Oil Service HOLDRS, which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

         o No investigation of underlying securities. The underlying securities initially included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Oil Service HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Oil Service HOLDRS may not necessarily continue to be a diversified investment in the oil service industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Oil Service HOLDRS may also reduce diversification. Oil Service HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Oil Service HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Oil Service HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Oil Service HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Oil Service HOLDRS. If the Oil Service HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. There are currently 18 companies whose securities are included in the Oil Service HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Oil Service HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Oil Service HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Oil Service Industry

         o Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the following:

              o the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

              o  the level of production in non-OPEC countries;

              o the demand for oil and gas, which is negatively impacted by economic downturns;

              o the policies of various governments regarding exploration and development of oil and gas reserves;

              o  advances in exploration and development technology; and

              o  the political environment of oil-producing regions.

              Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks. For example, the war in Iraq and related events may cause disruptions in the supply of oil, which may adversely affect the business of the companies included in the Oil Service HOLDRS. There can also be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks. Following the terrorist attacks of September 11, 2001, demand for oil products softened, resulting in a reduction in international crude oil prices. Similar declines in crude oil prices may adversely affect the business of the companies included in the Oil Service HOLDRS.

              As a result of fluctuations in the trading prices of the companies included in the Oil Service HOLDRS, the trading price of Oil Service HOLDRS has fluctuated significantly. The initial offering price of Oil Service HOLDRS, on approximately February 11, 2001, was $96.42, and during 2002, the price of an Oil Service HOLDR reached a high of $75.89 and a low of $44.70.

         o The oil service industry is exposed to significant and numerous operating hazards. Oil service companies' operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills. The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages. In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather; and insurance and indemnification agreements may not provide complete protection against these losses.

         o Oil service companies operate in a highly competitive and cyclical industry, with intense price competition. The oil service industry is highly competitive with numerous industry participants, none of which has a dominant market share at the present time. Drilling contracts are traditionally awarded on a competitive bid process. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job. In addition, the oil service industry has historically been extremely cyclical. During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

         o The revenues of oil service companies may be negatively affected by contract termination and renegotiation. Many of the companies included in the Oil Service HOLDRS provide drilling services. In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment. In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

         o The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

              o volatility in general economic, social and political conditions;

              o differing tax rates, tariffs, exchange controls or other similar restrictions;

              o  inability to repatriate income or capital;

              o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;

              o reduction in the number or capacity of personnel in international markets; and

              o  seizure of equipment.

         o Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations. Oil service companies are subject to extensive laws and regulations in various countries. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies' by limiting available drilling and other opportunities in the oil service industry. Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may significantly add to operating costs. Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

         o Compliance with or breach of environmental laws can be costly for oil service companies. The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have tended to become more stringent in recent years, and may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company. These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDRS.

                        HIGHLIGHTS OF OIL SERVICE HOLDRS

         This discussion highlights information regarding Oil Service HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.

Issuer..........................................Oil Service HOLDRS Trust.

The trust.......................................The Oil Service HOLDRS Trust was
                                                formed under the depositary
                                                trust agreement, dated as of
                                                February 6, 2001 among The Bank
                                                of New York, as trustee, Merrill
                                                Lynch, Pierce, Fenner & Smith
                                                Incorporated, other depositors
                                                and the owners of the Oil
                                                Service HOLDRS. The trust is not
                                                a registered investment company
                                                under the Investment Company Act
                                                of 1940.

Initial depositor...............................Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated.

Trustee.........................................The Bank of New York, a New York
                                                state- chartered banking
                                                organization, is the trustee and
                                                receives compensation as set
                                                forth in the depositary trust
                                                agreement. The trustee is
                                                responsible for receiving
                                                deposits of underlying
                                                securities and delivering Oil
                                                Service HOLDRS representing the
                                                underlying securities issued by
                                                the trust. The trustee holds the
                                                underlying securities on behalf
                                                of the holders of Oil Service
                                                HOLDRS.

Purpose of Oil Service HOLDRS...................Oil Service HOLDRS are designed to achieve the following:

                                                Diversification. Oil Service
                                                HOLDRS are designed to allow you
                                                to diversify your investments in
                                                the oil service industry through
                                                a single, exchange-listed
                                                instrument representing your
                                                undivided beneficial ownership
                                                of the underlying securities.

                                                Flexibility. The beneficial
                                                owners of Oil Service HOLDRS
                                                have undivided beneficial
                                                ownership interests in each of
                                                the underlying securities
                                                represented by the Oil Service
                                                HOLDRS, and can cancel their Oil
                                                Service HOLDRS to receive each
                                                of the underlying securities
                                                represented by the Oil Service
                                                HOLDRS.

                                                Transaction costs. The expenses
                                                associated with buying and
                                                selling Oil Service HOLDRS in
                                                the secondary market are
                                                expected to be less than
                                                separately buying and selling
                                                each of the underlying
                                                securities in a traditional
                                                brokerage account with
                                                transaction-based charges.

Trust assets....................................The trust holds shares of common stock issued by specified
                                                companies that, when initially
                                                selected, were involved in the
                                                oil service industry. Except
                                                when a reconstitution event,
                                                distribution of securities by an
                                                underlying issuer or other event
                                                occurs, the group of companies
                                                will not change. Reconstitution
                                                events are described in this
                                                prospectus under the heading
                                                "Description of the Depositary
                                                Trust Agreement--Distributions"
                                                and "--Reconstitution events."
                                                There are currently 18 companies
                                                included in the Oil Service
                                                HOLDRS.

                                                The trust's assets may increase
                                                or decrease as a result of
                                                in-kind deposits and withdrawals
                                                of the underlying securities
                                                during the life of the trust.

The Oil Service HOLDRS..........................The trust has issued, and may continue to issue, Oil Service
                                                HOLDRS that represent an
                                                undivided beneficial ownership
                                                interest in the shares of common
                                                stock that are held by the trust
                                                on your behalf. The Oil Service
                                                HOLDRS themselves are separate
                                                from the underlying securities
                                                that are represented by the Oil
                                                Service HOLDRS.

                                                The following table provides:

                                                o  the names of the 18
                                                   issuers of the underlying
                                                   securities currently
                                                   represented by the Oil
                                                   Service HOLDRS,

                                                o  the stock ticker symbols,

                                                o  the share amounts currently
                                                   represented by a round-lot of
                                                   100 Oil Service HOLDRS, and

                                                o  the principal U.S. market on
                                                   which the shares of common
                                                   stock of the selected
                                                   companies are traded.

                                                                         Primary
                                                                           U.S.
                                                                Share    Trading
                              Name of Company          Ticker   Amounts   Market
                     --------------------------------  ------   -------   ------
                     Baker Hughes Incorporated         BHI      21        NYSE
                     BJ Services Company               BJS      14        NYSE
                     Cooper Cameron Corporation        CAM      4         NYSE
                     Diamond Offshore Drilling, Inc.   DO       11        NYSE
                     ENSCO International Incorporated  ESV      11        NYSE
                     GlobalSantaFe Corporation         GSF      19.975    NYSE
                     Grant Prideco, Inc.               GRP      9         NYSE
                     Halliburton Company               HAL      22        NYSE
                     Hanover Compressor Company        HC       5         NYSE
                     Nabors Industries, Inc.           NBR      12        AMEX
                     National-Oilwell, Inc.            NOI      7         NYSE
                     Noble Corporation                 NE       11        NYSE
                     Rowan Companies, Inc.             RDC      8         NYSE
                     Schlumberger Ltd.                 SLB      11        NYSE
                     Smith International, Inc.         SII      8         NYSE
                     Tidewater Inc.                    TDW      5         NYSE
                     Transocean Inc.                   RIG      18        NYSE
                     Weatherford International, Inc.   WFT      9         NYSE


                                                The companies whose securities
                                                were included in the Oil Service
                                                HOLDRS at the time Oil Service
                                                HOLDRS were originally issued
                                                generally were considered to be
                                                among the 20 largest and most
                                                liquid companies with U.S.
                                                traded common stock involved in
                                                the oil service industry, as
                                                measured by market
                                                capitalization and trading
                                                volume on December 12, 2000. The
                                                market capitalization of a
                                                company is determined by
                                                multiplying the market price of
                                                its common stock by the number
                                                of its outstanding shares of
                                                common stock.

                                                The trust only will issue and
                                                cancel, and you only may obtain,
                                                hold, trade or surrender Oil
                                                Service HOLDRS in a round-lot of
                                                100 Oil Service HOLDRS and
                                                round-lot
                                                multiples. The trust will only
                                                issue Oil Service HOLDRS upon
                                                the deposit of the whole shares
                                                represented by a round-lot of
                                                100 Oil Service HOLDRS. In the
                                                event that a fractional share
                                                comes to be represented by a
                                                round-lot of Oil Service HOLDRS,
                                                the trust may require a minimum
                                                of more than one round-lot of
                                                100 Oil Service HOLDRS for an
                                                issuance so that the trust will
                                                always receive whole share
                                                amounts for issuance of Oil
                                                Service HOLDRS.

                                                The number of outstanding Oil
                                                Service HOLDRS will increase and
                                                decrease as a result of in- kind
                                                deposits and withdrawals of the
                                                underlying securities. The trust
                                                will stand ready to issue
                                                additional Oil Service HOLDRS on
                                                a continuous basis when an
                                                investor deposits the required
                                                number of shares of common stock
                                                with the trustee.

Purchases.......................................You may acquire Oil Service
                                                HOLDRS in two ways:

                                                o  through an in-kind deposit of
                                                   the required number of shares
                                                   of common stock of the
                                                   underlying issuers with the
                                                   trustee, or

                                                o  through a cash purchase in
                                                   the secondary trading market.

Issuance and cancellation fees..................If you wish to create Oil
                                                Service HOLDRS by delivering to
                                                the trust the requisite shares
                                                of common stock represented by a
                                                round-lot of 100 Oil Service
                                                HOLDRS, The Bank of New York, as
                                                trustee, will charge you an
                                                issuance fee of up to $10.00 for
                                                each round-lot of 100 Oil
                                                Service HOLDRS. If you wish to
                                                cancel your Oil Service HOLDRS
                                                and withdraw your underlying
                                                securities, The Bank of New York
                                                as trustee will charge you a
                                                cancellation fee of up to $10.00
                                                for each round-lot of 100 Oil
                                                Service HOLDRS.

Commissions.....................................If you choose to deposit underlying securities in order
                                                to receive Oil Service HOLDRS
                                                you will be responsible for
                                                paying any sales commission
                                                associated with your purchase of
                                                the underlying securities that
                                                is charged by your broker in
                                                addition to the issuance fee
                                                charged by the trustee described
                                                above.

Custody fees....................................The Bank of New York, as trustee and as custodian, will charge
                                                you a quarterly custody fee of
                                                $2.00 for each round-lot of 100
                                                Oil Service HOLDRS, to be
                                                deducted from any cash dividend
                                                or other cash distributions on
                                                underlying securities received
                                                by the trust. With respect to
                                                the aggregate custody fee
                                                payable in any calendar year for
                                                each Oil Service HOLDR, the
                                                trustee will waive that portion
                                                of the fee which exceeds the
                                                total cash dividends and other
                                                cash distributions received, or
                                                to be
                                                received, and payable with
                                                respect to such calendar year.

Rights relating to Oil Service HOLDRS...........You have the right to withdraw the underlying securities upon
                                                request by delivering a round-
                                                lot or integral multiple of a
                                                round-lot of Oil Service HOLDRS
                                                to the trustee, during the
                                                trustee's business hours, and
                                                paying the cancellation fees,
                                                taxes, and other charges. You
                                                should receive the underlying
                                                securities no later than the
                                                business day after the trustee
                                                receives a proper notice of
                                                cancellation. The trustee will
                                                not deliver fractional shares of
                                                underlying securities. To the
                                                extent that any cancellation of
                                                Oil Service HOLDRS would
                                                otherwise require the delivery
                                                of a fractional share, the
                                                trustee will sell the fractional
                                                share in the market and the
                                                trust, in turn, will deliver
                                                cash in lieu of such fractional
                                                share. Except with respect to
                                                the right to vote for
                                                dissolution of the trust, the
                                                Oil Service HOLDRS themselves
                                                will not have voting rights.

Rights relating to the underlying securities....Oil Service HOLDRS represents your beneficial ownership of the
                                                underlying securities. Owners of
                                                Oil Service HOLDRS have the same
                                                rights and privileges as if they
                                                owned the underlying securities
                                                beneficially outside of Oil
                                                Service HOLDRS. These include
                                                the right to instruct the
                                                trustee to vote the underlying
                                                securities or you may attend
                                                shareholder meetings yourself,
                                                the right to receive any
                                                dividends and other
                                                distributions on the underlying
                                                securities that are declared and
                                                paid to the trustee by an issuer
                                                of an underlying security, the
                                                right to pledge Oil Service
                                                HOLDRS and the right to
                                                surrender Oil Service HOLDRS to
                                                receive the underlying
                                                securities. Oil Service HOLDRS
                                                does not change your beneficial
                                                ownership in the underlying
                                                securities under United States
                                                federal securities laws,
                                                including sections 13(d) and
                                                16(a) of the Securities Exchange
                                                Act of 1934. As a result, you
                                                have the same obligations to
                                                file insider trading reports
                                                that you would have if you held
                                                the underlying securities
                                                outside of Oil Service HOLDRS.
                                                However, due to the nature of
                                                Oil Service HOLDRS, you will not
                                                be able to participate in any
                                                dividend reinvestment program of
                                                an issuer of underlying
                                                securities unless you cancel
                                                your Oil Service HOLDRS (and pay
                                                the applicable fees) and receive
                                                all of the underlying
                                                securities.

                                                A holder of Oil Service HOLDRS
                                                is not a registered owner of the
                                                underlying securities. In order
                                                to become a registered owner, a
                                                holder of Oil Service HOLDRS
                                                would need to surrender their
                                                Oil Service HOLDRS, pay the
                                                applicable fees and expenses,
                                                receive all of the underlying
                                                securities and follow the
                                                procedures established by the
                                                issuers of the underlying
                                                securities for registering their
                                                securities in the name of such
                                                holder.

                                                You retain the right to receive
                                                any reports and
                                                communications that the issuers
                                                of underling securities are
                                                required to send to beneficial
                                                owners of their securities. As
                                                such, you will receive such
                                                reports and communications from
                                                the broker through which you
                                                hold your Oil Service HOLDRS in
                                                the same manner as if you
                                                beneficially owned your
                                                underlying securities outside of
                                                Oil Service HOLDRS in "street
                                                name" through a brokerage
                                                account. The trustee will not
                                                attempt to exercise the right to
                                                vote that attaches to, or give a
                                                proxy with respect to, the
                                                underling securities other than
                                                in accordance with your
                                                instructions.

                                                The depositary trust agreement
                                                entitles you to receive, subject
                                                to certain limitations and net
                                                of any fees and expenses of the
                                                trustee, any distributions of
                                                cash (including dividends),
                                                securities or property made with
                                                respect to the underlying
                                                securities. However, any
                                                distribution of securities by an
                                                issuer of underlying securities
                                                will be deposited into the trust
                                                and will become part of the
                                                underlying securities unless the
                                                distributed securities are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System or the distributed
                                                securities have a Standard &
                                                Poor's GICS sector
                                                classification that is different
                                                from the GICS sector
                                                classifications represented in
                                                the Oil Service HOLDRS at the
                                                time of the distribution. In
                                                addition, if the issuer of
                                                underlying securities offers
                                                rights to acquire additional
                                                underlying securities or other
                                                securities, the rights may be
                                                distributed to you, may be
                                                disposed of for your benefit or
                                                may lapse.

                                                There may be a delay between the
                                                time any cash or other
                                                distribution is received by the
                                                trustee with respect to the
                                                underlying securities and the
                                                time such cash or other
                                                distributions are distributed to
                                                you. In addition, you are not
                                                entitled to any interest on any
                                                distribution by reason of any
                                                delay in distribution by the
                                                trustee. If any tax or other
                                                governmental charge becomes due
                                                with respect to Oil Service
                                                HOLDRS or any underlying
                                                securities, you will be
                                                responsible for paying that tax
                                                or governmental charge.

                                                If you wish to participate in a
                                                tender offer for any of the
                                                underlying securities, or any
                                                form of stock repurchase program
                                                by an issuer of an underlying
                                                security, you must surrender
                                                your Oil Service HOLDRS (and pay
                                                the applicable fees and
                                                expenses) and receive all of
                                                your underlying securities in
                                                exchange for your Oil Service
                                                HOLDRS. For specific information
                                                about obtaining your underlying
                                                securities, you should read the
                                                discussion under the caption
                                                "Description of the Depositary
                                                Trust Agreement--Withdrawal of
                                                Underlying Securities."

Ownership rights in fractional shares in the
underlying securities...........................As a result of distributions of securities by companies included
                                                in the Oil Service HOLDRS or
                                                other corporate events, such as
                                                mergers, an Oil Service HOLDR
                                                may represent an interest in a
                                                fractional share of an
                                                underlying security. You are
                                                entitled to receive
                                                distributions proportionate to
                                                your fractional shares.

                                                In addition, you are entitled to
                                                receive proxy materials and
                                                other shareholder communications
                                                and you are entitled to exercise
                                                voting rights proportionate to
                                                your fractional shares. The
                                                trustee will aggregate the votes
                                                of all of the share fractions
                                                represented by Oil Service
                                                HOLDRS and will vote the largest
                                                possible number of whole shares.
                                                If, after aggregation, there is
                                                a fractional remainder, this
                                                fraction will be ignored,
                                                because the issuer will only
                                                recognize whole share votes. For
                                                example, if 100,001 round-lots
                                                of 100 Oil Service HOLDRS are
                                                outstanding and each round-lot
                                                of 100 Oil Service HOLDRS
                                                represents 1.75 shares of an
                                                underlying security, there will
                                                be 175,001.75 votes of the
                                                underlying security represented
                                                by Oil Service HOLDRS. If
                                                holders of 50,000 round-lots of
                                                100 Oil Service HOLDRS vote
                                                their underlying securities
                                                "yes" and holders of 50,001
                                                round-lots of 100 Oil Service
                                                HOLDRS vote their underlying
                                                securities "no", there will be
                                                87,500 affirmative votes and
                                                87,501.75 negative votes. The
                                                trustee will ignore the .75
                                                negative votes and will deliver
                                                to the issuer 87,500 affirmative
                                                votes and 87,501 negative votes.

Reconstitution events...........................The depositary trust agreement provides for the automatic
                                                distribution of underlying
                                                securities from the Oil Service
                                                HOLDRS to you in the following
                                                four circumstances:

                                                A. If an issuer of underlying
                                                   securities no longer has a
                                                   class of securities
                                                   registered under section 12
                                                   of the Securities Exchange
                                                   Act of 1934, then the trustee
                                                   will distribute the shares of
                                                   that company to the owners of
                                                   the Oil Service HOLDRS.

                                                B. If the SEC finds that an
                                                   issuer of underlying
                                                   securities should be
                                                   registered as an investment
                                                   company under the Investment
                                                   Company Act of 1940, and the
                                                   trustee has actual knowledge
                                                   of the SEC finding, then its
                                                   securities will no longer be
                                                   an underlying security and
                                                   the trustee will distribute
                                                   the shares of that company to
                                                   the owners of the Oil Service
                                                   HOLDRS.

                                                C. If the underlying securities
                                                   of an issuer cease to be
                                                   outstanding as a result of a
                                                   merger, consolidation, or
                                                   other corporate combination
                                                   or other event, the trustee
                                                   will distribute the
                                                   consideration paid by and
                                                   received from the acquiring
                                                   company or the securities
                                                   received in exchange for the
                                                   securities of the underlying
                                                   issuer whose securities cease
                                                   to be outstanding to the
                                                   beneficial owners of Oil
                                                   Service HOLDRS, only if the
                                                   distributed securities have a
                                                   different Standard & Poor's
                                                   GICS sector classification
                                                   than any of the underlying
                                                   securities represented in the
                                                   Oil Service HOLDRS at the
                                                   time of the distribution or
                                                   exchange or if the securities
                                                   received are not listed for
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System. In any other
                                                   case, the additional
                                                   securities received will be
                                                   deposited into the trust.

                                                D. If an issuer's underlying
                                                   securities are delisted from
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the securities
                                                   are delisted.

                                                To the extent a distribution of
                                                underlying securities from the
                                                Oil Service HOLDRS is required
                                                as a result of a reconstitution
                                                event, the trustee will deliver
                                                the underlying security to you
                                                as promptly as practicable after
                                                the date that the trustee has
                                                knowledge of the occurrence of a
                                                reconstitution event.

                                                In addition, securities of a new
                                                company will be added to the Oil
                                                Service HOLDRS, as a result of a
                                                distribution of securities by an
                                                underlying issuer, where a
                                                corporate event occurs, or where
                                                the securities of an underlying
                                                issuer are exchanged for the
                                                securities of another company,
                                                unless the securities received
                                                have a Standard & Poor's GICS
                                                sector classification that is
                                                different from the GICS sector
                                                classification of any other
                                                security then included in the
                                                Oil Service HOLDRS or if the
                                                securities received are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System.

                                                It is anticipated, as a result
                                                of the broadly defined Standard
                                                & Poor's GICS sectors, that most
                                                distributions or exchanges of
                                                securities will result in the
                                                inclusion of new securities in
                                                Oil Service HOLDRS. The trustee
                                                will review the Standard &
                                                Poor's GICS sector
                                                classifications of securities to
                                                determine whether securities
                                                received as a result of a
                                                distribution by an underlying
                                                issuer or as consideration for
                                                securities included in the Oil
                                                Service HOLDRS or distributed to
                                                you.

Standard & Poor's sector classifications........Standard & Poor's Corporation is an independent source of market
                                                information that, among other
                                                things, maintains the Global
                                                Industry Classification
                                                Standard, referred to herein as
                                                "GICS," which classifies the
                                                securities of public companies
                                                into various sector
                                                classifications based upon GICS
                                                sectors, which are derived from
                                                its own criteria. The GICS
                                                classification standards were
                                                exclusively effective as of
                                                January 2, 2002. There are 10
                                                Standard & Poor's GICS sectors
                                                and each class of publicly
                                                traded securities of a company
                                                is given only one GICS sector
                                                classification. The securities
                                                included in the Oil Service
                                                HOLDRS are currently represented
                                                in the Energy GICS sector. The
                                                Standard & Poor's GICS sector
                                                classifications of the
                                                securities included in the Oil
                                                Service HOLDRS may change over
                                                time if the companies that
                                                issued these securities change
                                                their focus of operations or if
                                                Standard & Poor's alters the
                                                criteria it uses to determine
                                                GICS sectors, or both.

Termination events..............................A. The Oil Service HOLDRS are
                                                   delisted from the American
                                                   Stock Exchange and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the Oil Service
                                                   HOLDRS are delisted.

                                                B. The trustee resigns and no
                                                   successor trustee is
                                                   appointed within 60 days from
                                                   the date the trustee provides
                                                   notice to Merrill Lynch,
                                                   Pierce, Fenner & Smith
                                                   Incorporated, as initial
                                                   depositor, of its intent to
                                                   resign.

                                                C. Beneficial owners of at least
                                                   75% of outstanding Oil
                                                   Service HOLDRS vote to
                                                   dissolve and liquidate the
                                                   trust.

                                                If a termination event occurs,
                                                the trustee will distribute the
                                                underlying securities to you as
                                                promptly as practicable after
                                                the termination event.

                                                Upon termination of the
                                                depositary trust agreement and
                                                prior to distributing the
                                                underlying securities to you,
                                                the trustee will charge you a
                                                cancellation fee of up to $10.00
                                                per round-lot of 100 Oil Service
                                                HOLDRS surrendered, along with
                                                any taxes or other governmental
                                                charges, if any.

United States Federal income tax consequences...The United States federal income tax laws will treat a U.S.
                                                holder of Oil Service HOLDRS as
                                                directly owning the underlying
                                                securities. The Oil Service
                                                HOLDRS themselves will not
                                                result in any United States
                                                federal tax consequences
                                                separate from the tax
                                                consequences associated with
                                                ownership of the underlying
                                                securities.

Listing.........................................The Oil Service HOLDRS are
                                                listed on the American Stock
                                                Exchange under the symbol "OIH."
                                                On July 1, 2003, the last
                                                reported sale price of the Oil
                                                Service HOLDRS on the American
                                                Stock Exchange was $59.52.

Trading.........................................Investors are only able to acquire, hold, transfer and
                                                surrender a round-lot of 100 Oil
                                                Service HOLDRS. Bid and ask
                                                prices, however, are quoted per
                                                single Oil Service HOLDR.

Clearance and settlement........................Oil Service HOLDRS have been issued only in book-entry form.
                                                Oil Service HOLDRS are evidenced
                                                by one or more global
                                                certificates that the trustee
                                                has deposited with The
                                                Depository Trust Company,
                                                referred to as DTC. Transfers
                                                within DTC will be in accordance
                                                with DTC's usual rules and
                                                operating procedures. For
                                                further information see
                                                "Description of Oil Service
                                                HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Oil Service HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Oil Service HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Oil Service HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 6, 2001. The Bank of New York is the trustee. The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Oil Service HOLDRS trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                        DESCRIPTION OF OIL SERVICE HOLDRS

         The trust has issued Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

         Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS."

         Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Oil Service HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Oil Service HOLDRS are available only in book-entry form. Owners of Oil Service HOLDRS hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, considered to be among the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume. The companies initially included in the Oil Service HOLDRS also met the following minimum selection criteria as of December 12, 2000:

         o    Market capitalization equal to or greater than $500 million;

         o Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;

         o Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

         o    A trading history of at least 90 calendar days.

         The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         The Oil Service HOLDRS may no longer consist exclusively of securities issued by companies involved in various segments of the oil service industry. In addition, as a result of a reconstitution event, a distribution of securities, or other event the securities of a non-oil service company may be included in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Oil Service HOLDRS, please refer to "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Oil Service HOLDR, measured at the close of the business day on March 21, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through June 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000                Value    2001              Value     2002             Value    2003              Value
----                -----    -----             -----     ----             -----    ----              -----
March 21..........  74.80    January 31......  88.05     January 31.....  58.69    January 31......  54.64
March 31..........  83.46    February 28.....  87.07     February 28....  62.21    February 28.....  57.78
April 28..........  80.55    March 30........  80.23     March 28.......  68.88    March 31........  55.01
May 31............  86.44    April 30........  92.17     April 30.......  71.52    April 30........  55.21
June 30...........  83.42    May 31..........  88.41     May 31.........  71.22    May 30..........  64.17
July 31...........  81.70    June 29.........  70.11     June 28........  61.33    June 30.........  60.12
August 31.........  93.53    July 31.........  64.33     July 31........  52.81
September 29......  92.47    August 31.......  55.52     August 30......  53.63
October 31........  80.35    September 28....  47.13     September 30...  50.04
November 30.......  67.52    October 31......  57.31     October 31.....  53.94
December 29.......  86.19    November 30.....  55.32     November 29....  58.82
                             December 31.....  60.95     December 31....  57.41

                                [GRAPH OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 6, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. The Bank of New York serves as trustee for the Oil Service HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Oil Service HOLDRS. You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS. You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS. Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy solicitation materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Oil Service HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Oil Service HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

         Further issuances of Oil Service HOLDRS. The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

         Issuance and cancellation fees. If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create or cancel Oil Service HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Oil Service HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Oil Service HOLDRS for:

         o    a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subjec to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Oil Service HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion generally is limited to investors who will hold the Oil Service HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Oil Service HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Oil Service HOLDRS

         A receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Pursuant to recently enacted legislation, qualified dividend income received in respect of Oil Service HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Oil Service HOLDRS.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS. Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

        o a foreign corporation that is elibible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of informaton program, and
        o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

        o      a passive foreign investment company (as defined below,
        o a foreign personal holding company (as specially defined in the Code), or
        o      a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Oil Service HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

        Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o    at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Oil Service HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Oil Service HOLDRS. The trust delivered the initial distribution of Oil Service HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

         Investors who purchase Oil Service HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Oil Service HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Oil Service HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Oil Service HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS. This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus. The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                         BAKER HUGHES INCORPORATED (BHI)

         Baker Hughes Incorporated is a supplier of wellbore-related products, technology services and systems to the oil and gas industry on a worldwide basis and provides equipment, products and services for drilling, formation evaluation, completion and production of oil and gas wells. Baker Hughes also offers downhole well logging services, including advanced formation evaluation, production and reservoir engineering, petrophysical and geophysical data acquisition services. Through its BIRD Machine division, Baker Hughes manufactures a broad range of continuous and batch centrifuges and specialty filters, which are used in the municipal, industrial, chemical, minerals and pharmaceutical markets to separate, dewater or classify process and waste streams. Baker Hughes' principal markets include all major oil and gas producing regions in the world.

              Closing               Closing              Closing               Closing             Closing             Closing
   1998        Price      1999       Price     2000       Price      2001       Price     2002      Price     2003      Price
   ----        -----      ----       -----     ----       -----      ----       -----     ----      -----     ----      -----
January        38.50    January     16.88    January      24.69    January     41.35    January     35.20    January    30.26
February       40.94    February    18.00    February     25.88    February    39.20    February    35.31    February   31.02
March          40.25    March       24.31    March        30.25    March       36.31    March       38.25    March      29.93
April          40.50    April       29.88    April        31.81    April       39.29    April       37.68    April      28.00
May            36.00    May         31.19    May          36.25    May         39.40    May         36.65    May        33.05
June           34.56    June        33.50    June         32.00    June        33.50    June        33.29    June       33.57
July           25.00    July        34.81    July         34.63    July        35.58    July        26.80
August         18.25    August      34.13    August       36.56    August      32.94    August      27.50
September      21.00    September   29.00    September    37.13    September   28.95    September   29.03
October        22.06    October     27.94    October      34.38    October     35.83    October     29.05
November       18.31    November    25.25    November     33.06    November    32.97    November    32.74
December       17.63    December    21.06    December     41.56    December    36.47    December    32.19

The closing price on July 1, 2003 was $33.48.

                            BJ SERVICES COMPANY (BJS)

         BJ Services Company provides pressure pumping and other oilfield services to the petroleum industry. BJ Services' pressure pumping services facilitate the completion of onshore and offshore oil and natural gas wells and the remedial work on existing wells. These services are designed to improve the strength and enhance the performance of oil and natural gas wells. BJ Services also provides other oilfield services and products including, specialty chemicals, tubular services, process and pipeline services, and completion tools and completion fluids services in the United States and internationally.

              Closing               Closing              Closing               Closing             Closing             Closing
   1998        Price      1999       Price     2000       Price      2001       Price     2002      Price     2003      Price
   ----        -----      ----       -----     ----       -----      ----       -----     ----      -----     ----      -----
January        15.14    January      7.38    January     21.44     January     39.14    January     31.00    January     30.57
February       17.19    February     7.03    February    28.53     February    38.00    February    33.15    February    34.37
March          18.22    March       11.63    March       36.94     March       35.60    March       34.47    March       34.39
April          18.75    April       13.38    April       35.19     April       41.12    April       36.74    April       36.51
May            16.35    May         13.78    May         35.82     May         37.50    May         37.52    May         40.71
June           14.53    June        14.72    June        31.25     June        29.00    June        33.88    June        37.36
July           10.53    July        15.28    July        29.19     July        25.22    July        31.89
August          6.32    August      17.13    August      33.50     August      22.43    August      30.50
September       8.13    September   15.91    September   30.56     September   17.79    September   26.00
October        10.22    October     17.16    October     26.22     October     25.59    October     30.33
November        6.91    November    17.44    November    26.62     November    27.86    November    33.45
December        7.82    December    20.91    December    34.44     December    32.45    December    32.31

The closing price on July 1, 2003 was $36.55.



                        COOPER CAMERON CORPORATION (CAM)

         Cooper Cameron Corporation is an international manufacturer and provider of pressure control systems and equipment and related services, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling and production. Cooper Cameron's products are used in a wide variety of operating environments, including basic onshore fields, highly complex onshore and offshore environments, deepwater subsea applications and ultra-high temperature geothermal operations. Cooper Cameron also manufactures integral engine-compressors, reciprocating compressors, turbochargers and centrifugal air compressors.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price    2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----    ----      -----
  January      51.44     January     23.38     January     49.50    January     64.23    January    42.53    January   48.47
  February     53.63     February    23.50     February    55.25    February    59.78    February   44.90    February  52.00
  March        60.38     March       33.88     March       66.88    March       54.00    March      51.11    March     49.51
  April        66.44     April       38.50     April       75.00    April       63.06    April      54.84    April     47.86
  May          59.50     May         36.19     May         69.75    May         69.28    May        56.27    May       54.59
  June         51.00     June        37.06     June        66.00    June        55.80    June       48.42    June      50.38
  July         35.06     July        36.25     July        64.63    July        50.91    July       42.99
  August       21.75     August      41.63     August      77.81    August      43.25    August     44.84
  September    28.50     September   37.75     September   73.69    September   32.80    September  41.76
  October      34.75     October     38.69     October     54.50    October     39.00    October    46.62
  November     24.38     November    42.88     November    54.25    November    36.64    November   51.26
  December     24.50     December    48.94     December    66.06    December    40.36    December   49.82

The closing price on July 1, 2003 was $49.90.

                      DIAMOND OFFSHORE DRILLING, INC. (DO)

         Diamond Offshore Drilling, Inc. is principally engaged in the contract drilling of offshore oil and gas wells. Diamond provides offshore drilling services to both independent and government-owned oil and gas companies. Diamond also offers project management, extended well tests and drilling and completion operations. Diamond's diverse fleet enables it to offer a broad range of services worldwide in various markets, including the deepwater market, the harsh environment market, the conventional semisubmersible market and the jack-up market.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January        44.63    January     23.00    January      27.81    January     40.49    January    28.78    January    21.32
February       46.06    February    20.69    February     31.75    February    41.90    February   28.97    February   21.95
March          45.38    March       31.63    March        39.94    March       39.35    March      31.26    March      19.41
April          50.63    April       33.06    April        40.31    April       43.92    April      31.12    April      18.64
May            47.81    May         27.25    May          40.88    May         39.61    May        33.73    May        22.74
June           40.31    June        28.38    June         35.13    June        33.05    June       28.50    June       20.99
July           32.81    July        32.00    July         37.56    July        29.34    July       23.40
August         20.88    August      38.25    August       44.81    August      27.90    August     22.34
September      26.06    September   33.38    September    41.00    September   25.22    September  19.95
October        30.69    October     32.00    October      34.56    October     27.60    October    20.90
November       22.25    November    30.25    November     30.19    November    27.70    November   22.44
December       23.69    December    30.56    December     40.00    December    30.40    December   21.85

The closing price on July 1, 2003 was $20.76.



                     ENSCO INTERNATIONAL INCORPORATED (ESV)

         ENSCO International Incorporated is an international offshore contract drilling company that drills and completes oil and gas wells throughout the world. ENSCO also provides marine transportation services in the Gulf of Mexico, including rig towing and other towing services and supply vessels to support general drilling and production activity by ferrying supplies from land to offshore drilling sites. ENSCO's customer base includes major international, government-owned and independent oil and gas companies.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       27.13     January      9.50     January     22.88     January    36.05    January    23.80    January    26.94
February      29.00     February     8.88     February    30.06     February   38.11    February   25.47    February   27.98
March         27.88     March        3.31     March       36.13     March      35.00    March      30.14    March      25.51
April         28.38     April        8.56     April       33.00     April      38.90    April      33.76    April      25.40
May           25.25     May          7.75     May         34.94     May        32.21    May        32.75    May        30.00
June          17.50     June         9.94     June        35.81     June       23.40    June       27.26    June       26.90
July          13.56     July         0.44     July        33.75     July       20.69    July       25.85
August        10.50     August       1.31     August      39.88     August     18.24    August     26.67
September     10.88     September    8.06     September   38.25     September  14.62    September  25.04
October       13.19     October      9.38     October     33.25     October    19.80    October    27.04
November       9.69     November     0.06     November    24.31     November   20.12    November   27.98
December      10.69     December     2.88     December    34.06     December   24.85    December   29.45

The closing price on July 1, 2003 was $26.70.

                         GLOBALSANTAFE CORPORATION (GSF)

         GlobalSantaFe Corporation operates in the contract drilling business, the drilling management services business and the oil and gas business. GlobalSantaFe's drilling business provides fully manned, mobile offshore drilling rigs to oil and gas operators on a daily-rate basis. The drilling management services business designs, develops and executes specific offshore drilling programs. GlobalSantaFe also acquires interests in oil and gas properties principally in order to facilitate the acquisition of turnkey contracts for its drilling management services operations.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       36.63     January     13.75    January     26.75     January     33.90    January    28.37    January    21.73
February      35.31     February    13.38    February    28.69     February    37.45    February   27.65    February   22.25
March         37.94     March       18.69    March       37.00     March       32.50    March      32.70    March      20.65
April         39.19     April       21.75    April       34.38     April       38.00    April      35.09    April      21.16
May           35.00     May         20.25    May         38.81     May         36.88    May        33.75    May        24.88
June          30.25     June        23.00    June        34.94     June        29.86    June       27.35    June       23.34
July          23.00     July        20.88    July        35.13     July        29.90    July       22.54
August        13.50     August      26.38    August      39.31     August      25.30    August     22.00
September     15.38     September   21.56    September   45.06     September   21.25    September  22.35
October       18.44     October     21.06    October     36.50     October     24.34    October    23.90
November      12.25     November    22.81    November    24.69     November    24.20    November   25.62
December      14.50     December    25.88    December    32.06     December    28.52    December   24.32

The closing price on July 1, 2003 was $23.15.



                            GRANT PRIDECO, INC. (GRP)

         Grant Prideco, Inc. is a manufacturer and supplier of products used for the exploration and production of oil and gas. Grant Prideco provides drill stem products, such as drill pipe, tubes and engineered connections, used for casing and subsea structures. Grant Prideco's drill stem products are used to drill oil and gas wells, while its premium connections and tubular products are used to complete oil and gas wells once they have been successfully drilled. Grant Prideco has manufacturing facilities located in the United States, Mexico, Canada, Europe and Asia and has sales, service and repair locations throughout the world.

             Closing               Closing              Closing               Closing             Closing             Closing
    1998      Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----      -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January      *         January     *        January     *         January     21.13     January    9.45     January   10.65
February     *         February    *        February    *         February    18.27     February  12.51     February  12.12
March        *         March       *        March       18.88     March       17.20     March     13.68     March     12.06
April        *         April       *        April       19.25     April       20.00     April     16.00     April     11.41
May          *         May         *        May         23.25     May         22.52     May       15.00     May       13.95
June         *         June        *        June        25.00     June        17.49     June      13.60     June      11.75
July         *         July        *        July        20.13     July        13.57     July       9.99
August       *         August      *        August      23.50     August      10.46     August     9.81
September    *         September   *        September   21.94     September    6.09     September  8.54
October      *         October     *        October     18.56     October      9.09     October    9.66
November     *         November    *        November    14.13     November     8.85     November  10.23
December     *         December    *        December    21.94     December    11.50     December  11.64

The closing price on July 1, 2003 was $12.02.

                            HALLIBURTON COMPANY (HAL)

         Halliburton Company offers engineering and construction services and equipment to the oil and gas industry throughout the world. Halliburton's Energy Services Group provides discrete products and services and integrated solutions ranging from the initial evaluation of producing formations to drilling, completion, production and well maintenance. The Energy Services Group is also a supplier of integrated exploration and production software information systems as well as professional and data management services for the upstream oil and gas industry. Haliburton's Engineering and Construction Group provides a wide range of services to energy and industrial customers and government entities worldwide, including onshore, offshore, government and maintenance operations.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       44.94     January     29.69    January      36.13    January     41.19    January    13.75    January    18.76
February      46.56     February    28.50    February     38.19    February    39.82    February   16.50    February   20.26
March         50.13     March       38.50    March        41.13    March       36.75    March      17.07    March      20.73
April         54.75     April       42.63    April        44.19    April       43.21    April      16.99    April      21.41
May           47.50     May         41.38    May          50.94    May         46.74    May        18.55    May        23.87
June          44.44     June        45.25    June         47.19    June        35.60    June       15.94    June       23.00
July          36.25     July        46.13    July         46.13    July        35.01    July       13.20
August        26.56     August      46.38    August       53.00    August      27.86    August     15.20
September     28.75     September   41.00    September    48.94    September   22.55    September  12.91
October       36.00     October     37.69    October      37.06    October     24.69    October    16.18
November      29.38     November    38.63    November     33.38    November    21.43    November   21.37
December      29.63     December    40.25    December     36.25    December    13.10    December   18.71

The closing price on July 1, 2003 was $22.72.



                         HANOVER COMPRESSOR COMPANY (HC)

         Hanover Compressor Company offers comprehensive natural gas compression and handling services and provides fabrication services and related equipment. In addition, Hanover Compressor designs, fabricates, and sells or rents equipment designed to heat, separate, dehydrate and measure crude oil and natural gas. Hanover also purchases and reconditions used gas compression units, power generation and treating facilities and production equipment, and often provides contract operations and related services for customers that prefer to own their production, gas treating, power generation or compression equipment.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January        8.84     January     11.97    January      19.81    January     38.37    January    15.60    January     9.33
February       9.69     February    10.94    February     23.47    February    37.50    February   17.55    February    8.09
March         12.50     March       13.25    March        28.44    March       31.70    March      17.99    March       6.50
April         12.94     April       14.34    April        29.13    April       36.40    April      18.85    April       8.41
May           12.97     May         13.88    May          29.34    May         36.99    May        13.08    May        11.24
June          13.53     June        16.06    June         38.00    June        33.09    June       13.50    June       11.30
July          11.50     July        18.31    July         34.13    July        33.47    July        8.81
August         9.28     August      17.97    August       31.75    August      25.26    August     11.30
September     12.09     September   15.91    September    32.94    September   21.64    September   8.30
October       12.63     October     18.50    October      32.63    October     27.58    October    10.49
November      11.31     November    17.13    November     30.69    November    25.87    November   11.48
December      12.84     December    18.88    December     44.56    December    25.26    December    9.18

The closing price on July 1, 2003 was $11.67.

                          NABORS INDUSTRIES, INC. (NBR)

         Nabors Industries, Inc. conducts oil, gas and geothermal land drilling operations in the United States, Canada, South and Central America and the Middle East. Nabors provides drilling, well overhaul, well servicing, and related services. Nabors provides ancillary well-site services, including oilfield management, engineering, transportation, maintenance, drilling instrumentation systems, rig-reporting software and other support services.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       23.94     January     12.50    January      29.63    January     59.01    January    31.31    January    36.85
February      22.88     February    11.50    February     35.88    February    56.70    February   35.47    February   39.65
March         23.75     March       18.19    March        38.81    March       51.84    March      42.25    March      39.87
April         25.19     April       20.50    April        39.44    April       59.62    April      45.55    April      39.20
May           23.56     May         20.00    May          43.00    May         50.85    May        43.90    May        45.08
June          20.00     June        24.38    June         41.56    June        37.20    June       35.30    June       39.53
July          17.06     July        23.31    July         41.63    July        29.30    July       30.52
August        11.81     August      27.00    August       47.56    August      24.52    August     33.02
September     15.19     September   25.00    September    52.40    September   20.97    September  32.75
October       18.50     October     22.69    October      50.90    October     30.74    October    34.97
November      13.25     November    26.56    November     43.94    November    31.50    November   35.40
December      13.50     December    30.94    December     59.15    December    34.33    December   35.27

The closing price on July 1, 2003 was $39.30.



                          NATIONAL-OILWELL, INC. (NOI)

         National-Oilwell, Inc. designs, manufactures and sells comprehensive systems and components used in oil and gas drilling and production and offers supply chain integration services to the oil and gas industry. National-Oilwell's manufactures and sells drilling systems and components for both land and offshore drilling rigs, as well as complete land drilling and well servicing rigs. National-Oilwell also designs and produces control and data acquisition systems for drilling-related operations and automated and remotely controlled machinery for drilling rigs, and manufactures drilling motors, drilling jars and specialized drilling tools for rent and sale. National-Oilwell offers its services through its network of distribution centers that provide procurement, inventory management and logistics services.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       26.50     January      9.75    January      18.75    January     36.49    January    19.05    January    20.43
February      28.00     February     8.88    February     24.25    February    36.20    February   20.91    February   22.50
March         32.94     March       11.56    March        30.88    March       34.63    March      25.33    March      22.39
April         37.94     April       13.00    April        23.94    April       39.55    April      26.57    April      20.99
May           34.94     May         12.06    May          26.00    May         34.50    May        25.54    May        24.32
June          26.81     June        14.00    June         32.88    June        26.80    June       21.05    June       22.00
July          21.06     July        15.94    July         33.00    July        19.00    July       17.28
August         7.75     August      17.00    August       34.69    August      15.54    August     18.92
September     12.38     September   16.44    September    31.25    September   14.50    September  19.38
October       15.88     October     13.56    October      29.25    October     18.52    October    20.85
November       9.88     November    14.25    November     31.88    November    16.74    November   21.75
December      11.19     December    15.69    December     38.68    December    20.61    December   21.84

The closing price on July 1, 2003 was $21.33.

                                NOBLE CORPORATION (NE)

         Noble Corporation is a provider of diversified services for the oil and gas industry. Noble performs contract drilling services through its offshore drilling units located in various markets throughout the world. Noble also provides labor contract drilling services, well site and project management services and engineering services.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       26.75     January     13.40    January      29.31    January     45.12    January    31.97    January    34.28
February      28.38     February    12.13    February     36.00    February    46.55    February   35.23    February   36.30
March         30.56     March       17.38    March        41.38    March       46.16    March      41.39    March      31.42
April         32.31     April       19.63    April        39.94    April       48.50    April      43.35    April      30.95
May           29.50     May         18.13    May          43.38    May         42.70    May        42.82    May        35.66
June          24.06     June        19.69    June         41.19    June        32.75    June       38.60    June       34.30
July          18.88     July        22.69    July         43.56    July        30.69    July       32.40
August        11.00     August      24.63    August       48.50    August      27.20    August     31.07
September     14.75     September   21.88    September    50.25    September   24.00    September  31.00
October       17.19     October     22.19    October      41.56    October     30.55    October    32.32
November      11.56     November    27.88    November     28.81    November    29.50    November   33.95
December      12.94     December    32.75    December     43.44    December    34.04    December   35.15

The closing price on July 1, 2003 was $33.96.



                           ROWAN COMPANIES, INC. (RDC)

         Rowan Companies, Inc. provides international and domestic contract drilling and aviation services and operates a mini-steel mill, a manufacturing facility that produces heavy equipment and a drilling products group that designs and builds mobile offshore jack-up drilling rigs. Rowan provides its contract drilling services primarily in the Gulf of Mexico, the North Sea, eastern Canada, Texas and Louisiana. Rowan's mini-steel mill recycles scrap and produces steel plate, and it's manufacturing operation produces heavy equipment for the mining, timber and transportation industries. Rowan's aviation operations provide contract and charter aviation services principally in Alaska, Louisiana, Texas and the western United States.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       26.38     January      8.81    January      22.69    January     27.30    January    18.03    January    20.63
February      28.19     February     8.63    February     24.88    February    28.55    February   18.65    February   19.63
March         29.00     March       12.69    March        29.44    March       27.50    March      23.04    March      19.66
April         29.44     April       16.00    April        27.94    April       33.19    April      25.38    April      20.50
May           25.56     May         16.88    May          31.06    May         29.93    May        25.70    May        23.94
June          19.44     June        18.25    June         30.38    June        22.10    June       21.45    June       22.40
July          14.13     July        18.81    July         25.25    July        19.24    July       19.57
August         9.50     August      18.63    August       31.00    August      15.55    August     20.58
September     11.31     September   16.25    September    29.00    September   12.39    September  18.64
October       14.56     October     15.63    October      25.19    October     16.89    October    20.39
November       9.81     November    17.13    November     19.88    November    16.34    November   21.30
December       9.88     December    21.69    December     27.00    December    19.37    December   22.70

The closing price on July 1, 2003 was $21.82.

                             SCHLUMBERGER LTD. (SLB)

         Schlumberger Limited operates two businesses: Schlumberger Oilfield Services and SchlumbergerSema. Schlumberger Oilfield Services is a provider of exploration and production services, solutions and technology to the international petroleum industry, including pressure pumping, integrated project management, and advanced software and information technology infrastructure services. SchlumbergerSema provides information technology solutions to the telecommunications, utility, finance, transport and public sectors, and its capabilities include consulting, systems integration and managed services.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       73.69     January     47.63    January      61.06    January     76.80    January    56.39    January    37.70
February      75.63     February    48.56    February     73.86    February    63.75    February   58.21    February   41.61
March         75.75     March       60.19    March        76.50    March       57.61    March      58.82    March      38.01
April         83.00     April       63.88    April        76.56    April       66.30    April      54.75    April      41.93
May           78.06     May         60.19    May          73.56    May         63.03    May        51.64    May        48.62
June          68.31     June        63.69    June         74.63    June        52.65    June       46.50    June       47.57
July          60.56     July        60.56    July         73.92    July        53.75    July       42.92
August        43.81     August      66.69    August       85.33    August      49.00    August     43.21
September     50.88     September   62.31    September    82.31    September   45.70    September  38.46
October       52.50     October     60.56    October      76.13    October     48.42    October    40.11
November      44.69     November    60.06    November     62.00    November    48.01    November   44.25
December      46.38     December    56.13    December     79.94    December    54.95    December   42.09

The closing price on July 1, 2003 was $47.85.



                         SMITH INTERNATIONAL, INC. (SII)

         Smith International, Inc. supplies products and services to the oil and gas exploration and production industry, the petrochemical industry, and other industries throughout the world. Smith International's products include drilling and completion fluid systems, solids-control equipment, waste-management services, three-cone and diamond drill bits, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers and liner hangers. Smith International also offers engineering services designed to optimize drilling operations and the use of its products. Smith International also operates a supply-chain network that provides well maintenance products.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       24.81     January     12.66    January      25.66    January     38.05    January    27.52    January     31.84
February      26.62     February    12.25    February     31.34    February    37.80    February   32.33    February    34.86
March         27.53     March       20.00    March        38.75    March       35.10    March      33.88    March       35.23
April         29.38     April       22.44    April        38.00    April       40.60    April      35.03    April       35.56
May           24.53     May         21.62    May          39.53    May         38.85    May        36.69    May         40.89
June          17.41     June        21.72    June         36.41    June        30.17    June       34.10    June        36.74
July          13.06     July        21.66    July         35.69    July        27.20    July       31.61
August         8.88     August      23.34    August       39.75    August      23.20    August     32.45
September     13.72     September   20.25    September    40.78    September   18.20    September  29.31
October       17.97     October     17.28    October      35.25    October     23.65    October    31.26
November      12.06     November    19.94    November     29.03    November    22.63    November   34.00
December      12.59     December    24.84    December     37.28    December    26.81    December   32.62

The closing price on July 1, 2003 was $35.79.

                              TIDEWATER INC. (TDW)

         Tidewater Inc. provides services and equipment to the offshore energy industry through its offshore service vessels. Tidewater provides services supporting all phases of offshore exploration, development and production including: towing of and anchor-handling of mobile drilling rigs and equipment, transporting supplies and personnel necessary to sustain drilling, workover and production activities, assisting in offshore construction activities, and a variety of specialized services including pipe laying, cable laying and 3-D seismic work. Tidewater's fleet is deployed in most of the major offshore oil and gas areas of the world.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       40.88     January     21.50    January      28.44    January     47.85    January    34.25    January    29.10
February      44.50     February    18.88    February     28.31    February    48.70    February   38.98    February   30.62
March         43.81     March       25.88    March        31.81    March       45.20    March      42.35    March      28.72
April         39.63     April       26.50    April        29.75    April       46.87    April      43.50    April      26.90
May           38.13     May         25.75    May          38.88    May         46.91    May        40.75    May        33.02
June          33.00     June        30.50    June         36.00    June        37.70    June       32.92    June       29.37
July          29.00     July        33.06    July         32.13    July        35.24    July       26.92
August        21.00     August      32.50    August       40.38    August      31.11    August     28.50
September     20.75     September   25.50    September    45.50    September   26.69    September  26.99
October       28.31     October     30.00    October      46.19    October     30.22    October    28.17
November      23.06     November    31.94    November     40.50    November    28.50    November   30.93
December      23.19     December    36.00    December     44.38    December    33.90    December   31.10

The closing price on July 1, 2003 was $28.66.



                              TRANSOCEAN INC. (RIG)

         Transocean Inc. is an international provider of offshore and inland marine contract drilling services for oil and gas exploration, development and production. Transocean contracts drilling rigs, related equipment and work crews to drill oil and gas wells. Transocean specializes in technically demanding segments of the offshore drilling business, with a focus on deepwater and harsh environment drilling services. Transocean also provides management of third-party well service activities.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       39.75     January     25.56    January      31.81    January     45.45    January    30.64    January    22.77
February      43.38     February    20.63    February     39.44    February    48.13    February   28.01    February   22.70
March         51.44     March       28.81    March        51.31    March       43.35    March      33.25    March      20.45
April         55.88     April       29.69    April        47.00    April       54.28    April      35.50    April      19.05
May           49.31     May         24.63    May          49.19    May         53.45    May        38.17    May        23.37
June          44.50     June        26.25    June         53.44    June        41.25    June       31.15    June       21.97
July          39.44     July        30.69    July         49.50    July        32.29    July       25.50
August        24.56     August      33.84    August       59.75    August      28.90    August     24.50
September     34.69     September   30.63    September    58.63    September   26.40    September  20.80
October       36.94     October     27.25    October      53.00    October     30.15    October    21.98
November      24.69     November    28.19    November     39.88    November    28.30    November   24.30
December      26.81     December    33.69    December     46.00    December    33.82    December   23.20

The closing price on July 1, 2003 was $21.55.

                      WEATHERFORD INTERNATIONAL, INC. (WFT)

         Weatherford International, Inc. provides equipment and services used for the drilling, completion and production of oil and natural gas wells. Weatherford's Drilling and Intervention Services Division provides products and services used by oil and gas companies, drilling contractors and other service companies to explore, drill for and produce oil and natural gas. The principal products and services provided by this division are drilling systems, well installation services, cementing products and underbalanced drilling. Weatherford's Completion Systems Division focuses exclusively on providing its customers with a comprehensive offering of completion products, as well as engineered and integrated completion systems for oil and gas fields. Weatherford International also offers artificial lift systems for raising well reservoir pressure, and it continues to develop its own proprietary electrical submersible pumping units.

              Closing               Closing              Closing               Closing             Closing             Closing
    1998       Price       1999      Price      2000      Price       2001      Price     2002      Price     2003      Price
    ----       -----       ----      -----      ----      -----       ----      -----     ----      -----     ----      -----
January       40.38     January     17.69    January      37.56    January     48.88    January    38.49    January    37.16
February      49.06     February    17.00    February     45.00    February    52.03    February   46.10    February   40.04
March         46.31     March       26.13    March        58.50    March       49.35    March      47.63    March      37.77
April         53.25     April       33.88    April        40.63    April       58.23    April      49.87    April      40.23
May           50.56     May         33.00    May          43.06    May         56.37    May        50.35    May        45.35
June          37.00     June        36.63    June         39.81    June        48.00    June       43.20    June       41.90
July          25.75     July        39.19    July         40.06    July        42.15    July       40.56
August        15.25     August      35.63    August       46.94    August      33.27    August     40.84
September     21.63     September   32.00    September    43.00    September   25.51    September  37.14
October       27.19     October     33.88    October      36.50    October     34.23    October    40.04
November      18.25     November    34.94    November     33.31    November    33.47    November   40.34
December      19.38     December    39.94    December     47.25    December    37.26    December   39.93

The closing price on July 1, 2003 was $40.98.

                           [HOLDRS OIL SERVICE logo]




                        1,000,000,000 Depositary Receipts

                          Oil Service HOLDRS(SM) Trust

                       -----------------------------------

                                   PROSPECTUS

                       ----------------------------------

                                   July 7, 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Indemnification of Directors and Officers.
         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.
         See Exhibit Index.


Item 17. Undertakings.
         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933. (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 9, 2003.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                             INCORPORATED


                                        By:                       *
                                              ---------------------------------
                                              Name:  John J. Fosina
                                              Title:    Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated below on July 9, 2003.

            Signature                                  Title
            ---------                                  -----

               *                          Co. Chief Executive Officer,
     ----------------------------         Co. Chairman of the Board and Director
         James P. Gorman


               *                          Co. Chief Executive Officer,
     ----------------------------         Co. Chairman of the Board and Director
        Arshad R. Zakaria


               *                          Director
     ----------------------------
        Carlos M. Morales


               *                          Chief Financial Officer
     ----------------------------
         John J. Fosina


               *                          Controller
     ----------------------------
        Dominic A. Carone


*By:      /s/ Mitchell M. Cox             Attorney-in-Fact
     ----------------------------
         Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Oil Service HOLDRS Receipts, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on January 5, 2001 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

   8.2 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to amendment no. 3 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on December 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Oil Service HOLDRS.

  *24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales
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* Previously filed.